EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE
                                                         CONTACT: James Spiezio
                                                       Beacon Power Corporation
                                                                   978-694-9121
                                                        spiezio@beaconpower.com


         BEACON POWER ANNOUNCES COMPLIANCE WITH NASDAQ CONTINUED LISTING
                    REQUIREMENT RELATED TO CLOSING BID PRICE

WILMINGTON, MA - March 3, 2005 -- Beacon Power Corporation (NASDAQ: BCON), a company that designs advanced products and services to support more reliable electricity grid operation, has announced that on March 2, 2005, it received a letter from The NASDAQ Stock Market stating that because the closing bid price of the Beacon's common stock has been at $1.00 per share or greater for at least 10 consecutive business days, Beacon has regained compliance with Marketplace Rule 4310(c)(4).

About Beacon Power Corporation

Beacon Power Corporation (www.beaconpower.com) designs sustainable energy storage and power conversion solutions that would provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon's Smart Energy Matrix is a design concept for a megawatt-level, utility-grade flywheel-based energy storage solution that would provide sustainable power quality services for frequency regulation, and support the demand for reliable, distributed electrical power. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S.

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; the company has only recently entered into the renewable energy market through its inverter products, and hence, has only limited experience in this sector; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements